UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

SUNTERRA CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

(Address of principal executive offices including zip code)

(702) 804-8600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 6, 2004, Sunterra Corporation (the “Company”) announced its financial and operating results for the quarter ended September 30, 2004 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8K (date of event: December 6, 2004).

It has come to our attention that the earnings per share calculations for the three and nine-month periods ended September 30, 2004, were incorrectly stated. Primarily, the diluted earnings per share figure did not properly add back to net income the amount of interest charges applicable to the Company’s convertible debt.

The proper earnings per share for the three-month and nine-month periods ended September 30, 2004 are as follows:

	Three Month	Nine Month
	Period Ended September 30, 2004
Basic	$0.65	$1.07

Diluted	$0.54	$0.97

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTERRA CORPORATION
(Registrant)

	By:	/s/ Steven E. West
December 8, 2004 (Date)		Steven E. West
Senior Vice President and Chief Financial Officer